UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2015 (May 28, 2015)

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55202	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

See Item 8.01 below, which is incorporated by reference herein.

Item 8.01 Other Events

Company to Amend its Advisory Agreement

Concurrently with the listing of its shares on the New York Stock Exchange, which is expected the week of June 1, 2015, Global Net Lease, Inc. (the “Company”) intends to enter into the Fourth Amended and Restated Advisory Agreement (the “Advisory Agreement”) by and among the Company, Global Net Lease Operating Partnership, L.P. (the “Operating Partnership”) and Global Net Lease Advisors, LLC (the “Advisor”). The Advisory Agreement represents the culmination of a process that began on April 9, 2015, when the Advisor, through its financial advisor, presented a proposal to amend the existing advisory agreement (the “Proposal”) to the Company’s board of directors (the “Board”). In response to the Proposal, the Board formed a special committee (the “Special Committee”), consisting entirely of independent directors to, among other things, evaluate the Proposal. The Special Committee retained independent legal counsel and two financial advisors, Moelis & Company LLC (“Moelis”) and Robert A. Stanger & Co., Inc., (“Stanger”) to assist it in the process. The Special Committee and its advisors and counsel conducted an extensive process to evaluate the Proposal, including meeting 12 times. The process culminated in the Special Committee recommending on May 28, 2015, that the Board authorize the Company to enter into the Advisory Agreement. The Special Committee based its recommendation, in part on an opinion delivered by Stanger to the Special Committee and the Board which, subject to the various assumptions and qualifications set forth in the opinion, expressed Stanger’s opinion that the financial terms of the Advisory Agreement are fair, from a financial point of view, to the Company.

Compensation. Under the terms of the Advisory Agreement, the Company has agreed to pay the Advisor: (i) a base fee of $18.0 million per annum payable in cash monthly in advance (“Minimum Base Management Fee”); (ii) plus a variable fee, payable monthly in advance in cash, equal to 1.25% of the cumulative net proceeds realized by the Company from the issuance of any common equity, including any common equity issued in exchange for or conversion of preferred stock or exchangeable notes, as well as, from any other issuances of common, preferred, or other forms of equity of the Company, including units of any operating partnership (“Variable Base Management Fee”); and (iii) an incentive fee (“Incentive Compensation”), 50% payable in cash and 50% payable in shares of the Company’s common stock (which shares are subject to certain lockup restrictions), equal to: (a) 15% of the Company’s Core AFFO (as defined in the Advisory Agreement) per weighted average share outstanding for the applicable period (“Core AFFO Per Share”) in excess of an incentive hurdle based on an annualized Core AFFO Per Share of $0.73, plus (b) 10% of the Core AFFO Per Share in excess of an incentive hurdle of an annualized Core AFFO Per Share of $0.95. The $0.73 and $0.95 incentive hurdles are subject to annual increases of 1% to 3%. The Base Management Fee and the Incentive Compensation are each subject to an annual adjustment.

The per annum aggregate amount of the Minimum Base Management Fee and Variable Base Management Fee (collectively, the “Base Management Fee”) that may be paid under the Advisory Agreement will also be subject to varying caps based on assets under management (“AUM”), as defined in the Advisory Agreement.

In addition, the per annum aggregate amount of the Base Management Fee and the Incentive Compensation to be paid under the Advisory Agreement will be capped at (a) 1.25% of the AUM for the previous year if AUM is less than or equal to $5.0 billion; (b) 0.95% if the AUM is equal to or exceeds $15.0 billion; or (c) a percentage equal to: (A) 1.25% less (B) (i) a fraction, (x) the numerator of which is the AUM for such specified period less $5.0 billion and (y) the denominator of which is $10.0 billion multiplied by (ii) 0.30% if AUM is greater than $5.0 billion but less than $15.0 billion. The Variable Base Management Fee is also subject to reduction if there is a sale or sales of one or more Investments in a single or series of related transactions exceeding $200.0 million and, the special distribution(s) related thereto.

Term and Termination. The Advisory Agreement will have an initial term of 20 years (“Initial Term”), with automatic renewals for consecutive 5-year terms (“Automatic Renewal Terms”) unless: (i) terminated by the Board due to unsatisfactory performance by the Advisor (as described below in more detail); (ii) terminated in connection with a change of control of the Advisor (“Advisor Change of Control”); (iii) terminated in connection with a change of control of the Company (“Company Change of Control”); (iv) terminated by the Board for “cause” as defined in the Advisory Agreement; or (v) not renewed by either the Company or the Advisor on 12 months notice prior to the expiration of the then-current term.

“Cause” includes, among other things and as more specifically set forth in the Advisory Agreement, (i) breaches of any material provision of the agreement by the Advisor that are uncured for 60 days after written notice thereof; (ii) bankruptcy or similar proceeding involving the Advisor or its dissolution; (iii) an act of fraud by the Advisor against the Company, or acts constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the agreement; (iv) certain actions or inactions by the Advisor that cause the Company to fail to qualify as a REIT, pay dividends authorized by the Board, default on a mortgage or other financing in an amount in excess of $50.0 million materially restate its financial statements, or receive an opinion qualified as to scope of audit or going concern from the Company’s independent public accounting firm resulting in a material adverse effect on the Company and its subsidiaries, taken as a whole, or (v) any of (A) the Chief Executive Officer, the President, the Chief Investment Officer or a Chief Financial Officer of the Advisor (collectively, the “Advisor Key Officers”), or (B) Nicholas Schorsch, William Kahane, Michael Weil, or Peter Budko (if then serving as either an officer or director of the Advisor or an affiliate that controls the Advisor), is convicted (including a plea of nolo contendere) of a felony; provided, however, that such conviction (including a plea of nolo contendere) (i) relates to facts and circumstances occurring while serving in such capacity or, except as already disclosed to or known by the Company, occurring prior to such service, (ii) in the reasonable and good faith discretion of a majority of the Board’s independent directors is likely to materially and adversely affect (1) the performance of the Advisor’s duties under the Advisory Agreement or (2) the Company.

An Advisor Change of Control will be deemed to occur, generally, when (i) any person (with exceptions) becomes the “beneficial owner,” directly or indirectly, of securities of the Advisor representing 50% or more of its securities then outstanding which are entitled to vote then outstanding; (ii) the Advisor is the subject of any merger, organization, business combination or consolidation with or into any other company resulting in new ownership of more than 50% of the combined voting power of the Advisor or other surviving company or the parent, as applicable; or (iii) the consummation of a sale or disposition by the Advisor of all or substantially all of its assets, resulting in new ownership of more than 50% of the combined voting power of the Advisor or acquiror or the parent, as applicable.

However, if any of the Advisor Key Officers or at least a majority of the board of directors of the Advisor immediately before the event remain in their existing capacity or in a substantially similar capacity with the Advisor, as applicable, immediately after such event, then no Advisor Change of Control will be deemed to have occurred; provided, further, that in no event will an Advisor Change of Control be deemed to have occurred in connection with an initial public offering pursuant to a firm commitment underwriting by a nationally recognized investment banking firm that results in the equity securities of the Advisor (or any of its direct or indirect parent entities) being listed on The New York Stock Exchange or the NASDAQ.

In the event of a Company Change of Control, the Advisor will be entitled to receive a termination fee in an amount equal to the fees received by the Advisor during the last 12 full calendar months prior to the Company Change of Control multiplied by a factor based on the number of years into the term of the Advisory Agreement in which the Company Change of Control occurs equal to: (i) 2.0x for year one provided, however, that such termination fee does not exceed the sum of (A) $18.0 million and (B) the Advisor’s actual out-of-pocket costs paid to employees or non-affiliate third parties (exclusive of any severance or other payments made to any employee of the Advisor employee who accepts new employment with any of the Advisor’s affiliates); (ii) 2.0x for year two; (iii) 2.5x for years three through 10, (iv) 2.0x for years 11 through 15, (v) 1.5x for years 16 through the expiration of the agreement.

The Board will have the right, commencing in the third quarter of 2016, to subject the Advisors to certain annual performance standards. Subject to written notice and cure rights, the Company will have the right to terminate the Advisory Agreement if these performance standards are not satisfied.

In the event the Advisory Agreement is terminated as a result of the failure to satisfy the performance standard, the Advisor will be entitled to receive a termination fee equal to 50% of the termination fee it would be entitled to receive upon a termination as a result of a Company Change of Control as if the Company Change of Control occurred on the date of the termination of the Advisory Agreement by the Company. The Advisor will not be entitled to a termination fee if either the Company or the Advisor delivers notice no later than 365 days prior to the expiration of the Initial Term or Automatic Renewal Term of its intention not to renew the Advisory Agreement.

A Company Change of Control will be deemed to arise, generally, upon the occurrence of any of the following events: (i) all or substantially all of the assets of the Company and its Subsidiaries are sold, leased, transferred conveyed or otherwise disposed of (including by liquidation or dissolution of the Company or a subsidiary) in one or more related transactions to any unaffiliated person(s); (ii) any unaffiliated person, other than the Advisor or its affiliates, acquire beneficial ownership of 35% or more of the Company’s combined voting power in one or more related transactions, whether by way of purchase, acquisition, tender, exchange or other similar offer or recapitalization, reclassification, consolidation, merger, share exchange, scheme of arrangement or other business combination transaction; or (iii) other than with respect to a transaction involving the Advisor or its affiliates, the consummation of any recapitalization, reclassification, consolidation, merger, share exchange, scheme of arrangement or other business combination transaction if the beneficial owners of the voting stock or equivalent voting interest in the Company prior to the consummation of such transaction do not beneficially own more than 35% voting stock or equivalent voting interest of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership interests in the Company immediately prior to such transaction.

The Board will have the ability to change individual members of the Advisor’s senior management team if the Board believes in its reasonable good faith judgment that a member of the team is underperforming for a significant period. The Company will pay all its costs and expenses and will reimburse the Advisor or its affiliates for expenses of the Advisor and its affiliates incurred on behalf of the Company, excepting only those expenses that are specifically the responsibility of the Advisor under the Advisory Agreement.

The Advisory Agreement contains customary indemnification provisions relating to the Company’s obligation to indemnify the Advisor and its affiliates, as well as its directors, officers, employees, partners, and members.

This summary of the material terms of the form of Advisory Agreement is qualified in its entirety by the text of the Advisory Agreement, a copy of which will be filed as an exhibit to the Company’s Current Report on Form 8-K filed in connection with its execution.

Company Presentation

The Company prepared an investor presentation with respect to the Advisory Agreement and the previously announced listing and tender offer. Directors, officers and other representatives of the Company intend to present some of or all of such investor presentation at various conferences and meetings beginning on May 29, 2015 and continuing for several weeks. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The investor presentation, as well as Exhibit 99.1, is deemed to have been furnished to, and shall not be deemed to have been filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, with, the Securities and Exchange Commission (the “SEC”), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Press Release

On May 29, 2015, the Company issued a press release regarding the Advisory Agreement and the previously announced listing and tender offer. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials the Company intends to distribute to its stockholders and file with the SEC. The full details of the tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will become available to stockholders promptly following commencement of the tender offer. Stockholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Stockholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by the Company by visiting EDGAR on the SEC website at www.sec.gov. Stockholders also may obtain a copy of these documents, free of charge, from the Company when the materials become available.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Investor Presentation dated May 29, 2015

99.2	Press Release dated May 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date: May 29, 2015	By:	/s/ Scott J. Bowman
Scott J. Bowman
Chief Executive Officer